UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2019 (May 1, 2019)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2019, Accelerize Inc. (the “Company”) entered into a sixth amending agreement (the “Beedie Amendment”) of the credit agreement dated as of January 25, 2018 (the “Beedie Facility”) with Beedie Investments Limited (“Beedie”) to, among other things, borrow the fourth tranche of the term loan facility in the amount of $400,000 and to grant a waiver of two events of default relating to breaches of the Company’s minimum liquidity and secured debt covenants under the Beedie Facility.

On May 2, 2019, the Company entered into a payment deferral agreement with respect to the loan and security agreement dated as of May 5, 2016 (the “SaaS Facility”) with SaaS Capital Funding II, LLC to, among other things, defer a portion of the Company’s January, February, March , April and May 2019 principal payments until the earlier of May 30, 2019 or payment of the SaaS Facility in full and to grant a waiver of two events of default relating to breaches of the Company’s minimum liquidity and secured debt covenants under the SaaS Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: May 7, 2019